EXHIBIT 99

        PRESS RELEASE OF FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.


                First Federal of Northern Michigan Bancorp, Inc.
                               100 S. Second Ave.
                                Alpena, MI 49707
                                 (989) 356-9041

June 12, 2007

FOR IMMEDIATE RELEASE
Contact: Martin A. Thomson, Chief Executive Officer
First Federal of Northern Michigan Bancorp, Inc.
Tel (989) 356-9041



                FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.
                          ANNOUNCES QUARTERLY DIVIDEND

     ALPENA, Michigan - June 12, 2007 - First Federal of Northern Michigan Bancorp, Inc. (the "Company") (NASDAQ: FFNM) announced the approval by its Board of Directors of a cash dividend on its common stock of $0.05 per share for the quarter ending June 30, 2007. The dividend will be payable to stockholders of record as of June 30, 2007 and will be paid on or about July 20, 2007. The Company has 2,883,249 shares of common stock outstanding.

     The Company is the unitary savings and loan holding company of First Federal of Northern Michigan, a federal savings bank headquartered in Alpena, Michigan.
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